UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________________________________________________________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

 ______________________________________________________________________________________________

Filed by the Registrant   ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TRIBUNE PUBLISHING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS OF TRIBUNE PUBLISHING COMPANY
TO BE HELD ON MAY 21, 2021

As previously disclosed and reported in the Current Report on Form 8-K filed on February 17, 2021 with the U.S. Securities and Exchange Commission (the “SEC”), Tribune Publishing Company, a Delaware corporation (the “Company” or “Tribune”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 16, 2021 by and among the Company, Tribune Enterprises, LLC, a Delaware limited liability company (“Parent” or “Acquiror”), and Tribune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Company will no longer be publicly held. The Company’s common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On April 20, 2021, the Company filed with the SEC a definitive proxy statement in connection with the Merger (the “Definitive Proxy Statement”).

Three complaints have been filed in connection with the Definitive Proxy Statement (collectively, the “Complaints”) by purported stockholders of the Company. These lawsuits include: Wang v. Tribune Publishing Co., et al., Case No. 1:21-cv-3779, filed on April 28, 2021 in the United States District Court from the Southern District of New York, Ciccotelli v. Tribune Publishing Co., et al., Case No. 1:21-cv-3986, filed on May 4, 2021 in the United States District Court for the Southern District of New York, and Carlsen v. Tribune Publishing Co., et al., Case No. 1:21-cv-2485, filed on May 4, 2021 in the United States District Court for the Eastern District of New York.

The Complaints generally allege that the Definitive Proxy Statement failed to disclose material information in connection with the Merger and that, as a result, the Definitive Proxy Statement is materially misleading in violation of Section 14(a) and Section 20(a) of the Exchange Act. The Complaints seek, among other things, to enjoin the Company from consummating the Merger or, in the alternative, rescission of the Merger or damages. Additional lawsuits arising out of the Merger may also be filed in the future.

The Company believes that the claims asserted in the Complaints are without merit and that no supplemental disclosure is required under applicable law. However, in order to avoid the risk of the above captioned actions delaying or adversely affecting the Merger, to alleviate the costs, risks and uncertainties inherent in litigation, to provide additional information to its stockholders, and without admitting any liability or wrongdoing, the Company has determined voluntarily to supplement the Definitive Proxy Statement as described in this supplemental disclosure. Nothing in these Definitive Additional Materials shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

These supplemental disclosures will not affect the merger consideration to be paid to stockholders of the Company in connection with the Merger or the timing of the special meeting of the Company’s stockholders, which will be held virtually via the Internet at 10:00 AM Central Time on May 21, 2021.

Supplemental Disclosures

The additional disclosures herein supplement the disclosures contained in, and should be read in conjunction with, the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in this supplemental disclosure differs from, or updates information contained in, the Definitive Proxy Statement, the information in this supplemental disclosure shall supersede or supplement the information in the Definitive Proxy Statement. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

The section of the Definitive Proxy Statement entitled “The Merger – Background of the Merger” is amended and supplemented as follows:

The third paragraph under the section entitled “The Merger – Background of the Merger” on page 35 of the Definitive Proxy Statement is hereby amended and supplemented by deleting the strikethrough text and adding the following bolded and underlined text:

From January 2019 to April 2019, representatives of the Company engaged in a series of discussions with a third party (“Bidder A”) to discuss a potential business combination, including a potential acquisition of the Company by Bidder A. As part of this process, the Company and Bidder A entered into a mutual non-disclosure agreement with a standstill obligation, (which ~~has since~~ expired in September 2020) and subsequently the parties conducted non-public due diligence and further discussions regarding the potential transaction, until Bidder A sent a letter to the Company on April 2019 indicating its desire to postpone the discussions until after its annual meeting on May 2019, after which substantive engagement between the parties did not resume.

The section entitled “The Merger – Background of the Merger” of the Definitive Proxy Statement is hereby amended and supplemented by adding the following new sentence after the first sentence of the second to last paragraph on page 37 of the Definitive Proxy Statement:

Post-transaction employment, directorships and benefits was not discussed.

The last paragraph on page 39 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

On January 2, 2021, Davis Polk and Mr. Bainum’s legal counsel discussed a confidentiality agreement related to the potential acquisition of The Sun. Between January 2, 2021 and January 13, 2021, the parties and their respective legal advisors exchanged drafts of the confidentiality agreement, and on January 13, 2021 the parties executed the confidentiality agreement (the “Bainum Confidentiality Agreement”). The Bainum Confidentiality Agreement did not contain a “Don’t Ask, Don’t Waive” provision.

The sixth paragraph on page 41 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

On February 12, 2021, Akin Gump sent Davis Polk a revised draft of the Merger Agreement. From February 12, 2021 until the execution of the Merger Agreement on February 16, 2021, the parties and their respective legal advisors exchanged several drafts of, and engaged in numerous discussions and negotiations concerning the terms of, the Merger Agreement. Primary areas of discussion and negotiation included the Termination Fee payable by the Company, the triggers for payment thereof, Alden’s undertaking to obtain regulatory approval and the scope and terms of the interim operating restrictions on the Company. Post-transaction employment, directorships, compensation and benefits for the Company’s directors and officers were not discussed, other than in the context of negotiations over the maintenance of compensation and benefits covenants in the Merger Agreement which are generally applicable to all Company employees.

The last paragraph on page 44 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

Between April 2, 2021 and April 5, 2021, Davis Polk and Skadden, serving as outside counsel for Newslight, exchanged drafts of the confidentiality agreement, and on April 5, 2021, the parties executed the confidentiality agreement (the “Newslight Confidentiality Agreement”). The Newslight Confidentiality Agreement did not contain a “Don’t Ask, Don’t Waive” provision. Later in the day on April 5, 2021, the Company opened a virtual data room containing diligence information to Newslight and its representatives.

The section of the Definitive Proxy Statement entitled “The Merger –Summary of Lazard Financial Analyses” is amended and supplemented as follows:

The table on page 56 is hereby deleted in its entirety and replaced with the following:

Announcement Date	Closing Date	Acquiror	Target	Firm Value ($ in millions)	EV/LTM EBITDA	EV/LTM Revenue
November 2011	December 2011	Berkshire Hathaway, Inc.	Omaha World-Herald	200	6.3x	N/A
December 2011	January 2012	Halifax Media Holdings LLC	The New York Times Company	140	5.0x	0.6x
May 2012	June 2012	Berkshire Hathaway, Inc.	Media General, Inc.	142	4.7x	0.4x
August 2013	October 2013	John Henry	The Boston Globe	70	3.5x	0.2x
July 2014	April 2015	The E.W. Scripps Company	Journal Communications	529	5.6x	1.2x
November 2014	January 2015	New Media Investment Group Inc.	Halifax Media Group	280	4.6x	1.1x
February 2015	March 2015	New Media Investment Group Inc.	Stephens Media, LLC	102	4.3x	0.7x
May 2015	May 2015	Tribune Publishing Co.	U-T San Diego	114	N/A	N/A
October 2015	April 2016	Gannett Co., Inc.	Journal Media Group, Inc.	280	5.5x	0.6x
December 2015	December 2015	News + Media Capital Group LLC	Las Vegas Review-Journal	140	7.0x	N/A
November 2016	November 2016	New Media Investment Group Inc.	Harris Enterprises, Inc.	20	4.0x	N/A
August 2017	October 2017	New Media Investment Group Inc.	Morris Publishing Group, LLC	120	4.0x	N/A

August 2019	November 2019	New Media Investment Group Inc.	Gannett Co., Inc.	1,571	5.5x	0.6x
November 2019	November 2019	Alden Global Capital LLC	Tribune Publishing Co. (Michael Ferro 25% Stake)	442	4.4x	0.4x
January 2020	March 2020	Lee Enterprises, Inc.	BH Media Group	140	3.6x	0.4x
July 2020	September 2020	Chatham Asset Management, LLC	The McClatchy Company	312	3.4x	0.5x

The second paragraph on page 58 is hereby amended and supplemented by adding the following bolded and underlined text:

Lazard reviewed selected equity analyst price targets based on publicly available Wall Street equity research reports published (a) prior to December 30, 2020, the last full trading day prior to public disclosure of Alden Global Capital’s initial proposal to acquire the Company, which ranged from $15.00 (Huber Research Partners) to $17.50 (Noble Capital Markets) per share of common stock, and (b) after December 30, 2020, which ranged from $16.00-$17.00 (Huber Research Partners) to $20.75 (Noble Capital Markets), in each case representing forward price targets (not discounted back). Lazard observed such range of price targets as compared to the merger consideration of $17.25 per share of common stock.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. In connection with the proposed transaction between Tribune, Acquiror and Merger Sub, Inc., Tribune filed a Schedule 13e-3 transaction statement and a preliminary proxy statement with the SEC on March 23, 2021, an amendment to the Schedule 13e-3 transaction statement and an amendment to the preliminary proxy statement with the SEC on April 14, 2021, and an amendment to the Schedule 13e-3 transaction statement and the Definitive Proxy Statement with the SEC on April 20, 2021. This communication is not a substitute for any proxy statement or other document Tribune has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement was first mailed to stockholders of Tribune on or about April 20, 2021. Investors and security holders will be able to obtain other documents (if and when available) filed with the SEC by Tribune through the website maintained by the SEC at http://www.sec.gov. Copies of the Definitive Proxy Statement and other documents (if and when available) filed with the SEC by Tribune can be obtained free of charge on Tribune’s website at https://investor.tribpub.com or by contacting Tribune’s primary investor relation’s contact by email at abullis@tribpub.com or by phone at 312-222-2102.

Participants in Solicitation

Tribune, Acquiror, Merger Sub, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Tribune is set forth in the Definitive Proxy Statement, and its Annual Report

on Form 10-K for the fiscal year ended December 27, 2020, as updated or supplemented by subsequent reports filed with the SEC.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Definitive Proxy Statement and will be contained in other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements involve many risks and uncertainties about Tribune, Acquiror and Merger Sub that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Tribune; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Tribune to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers. These forward-looking statements speak only as of the date of this communication, and Tribune expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Tribune’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Tribune, including the most recent Forms 10-K and 10-Q for additional information about Tribune and about the risks and uncertainties related to the business of Tribune which may affect the statements made in this presentation.